UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 30, 2012

The Walt Disney Company

(Exact name of registrant as specified in its charter)

Delaware	1-11605	95-4545390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 South Buena Vista Street
Burbank, California		91521
(Address of principal executive offices)		(Zip Code)

(818) 560-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 30, 2012, The Walt Disney Company, a Delaware corporation (the “Company”) announced that it had agreed to acquire Lucasfilm Ltd. (“Lucasfilm”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”). The sole shareholder (the “Sole Shareholder”) of Lucasfilm is an entity affiliated with Lucasfilm Chairman and Founder, George Lucas. Under the Merger Agreement, the Sole Shareholder will receive merger consideration of $4.05 billion in the form of cash and stock. The amount of stock issued pursuant to the Merger Agreement will depend on adjustments based on cash distributions to the Sole Shareholder occurring immediately prior to closing, and subject to those adjustments, will consist of at least 32,348,243 shares of the Company common stock but in no event more than 40,348,243 shares of Company common stock.

The completion of the Merger is subject to various customary conditions, including, among others (i) obtaining clearance under the Hart-Scott-Rodino Antitrust Improvements Act and certain non-United States merger control regulations, and (ii) subject to certain materiality exceptions, the accuracy of the representations and warranties made by the Company and Lucasfilm, respectively, and compliance by the Company and Lucasfilm with their respective obligations under the Merger Agreement. The Merger Agreement contains covenants of Lucasfilm to conduct its business in the ordinary course and covenants of both the Company and Lucasfilm with respect to, among other things, cooperation on seeking regulatory approvals and access to each other’s information. Lucasfilm has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) enter into discussions, or enter into any agreement, concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions. The Merger Agreement contains termination rights for each of the Company and Lucasfilm if the parties consent to termination, if the transaction has not closed within six months, if the transaction is prohibited, or if the other party breaches certain representations, warrants or covenants in the agreement.

The Sole Shareholder has entered into an agreement pursuant to which it has, among other things, irrevocably agreed to approve the Merger Agreement and, subject to certain limitations, to indemnify the Company with respect to certain representations and warranties about Valor and other matters.

At closing, the Company will enter into a registration rights agreement, pursuant to which it will be obligated to register, promptly after closing of the transaction, the resale of the shares of the Company common stock issued pursuant to the Merger Agreement.

A copy of the joint press release announcing the transaction is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Exhibits

Exhibit 99.1	Press Release dated October 30, 2012. This exhibit is furnished pursuant to Item 8.01 and shall not be deemed to be “filed.”

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company

By:	/s/ Roger J. Patterson
Roger J. Patterson
Associate General Counsel and Assistant Secretary Registered In-House Counsel

Dated: October 30, 2012

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